EXHIBIT 23-a



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-8) pertaining to the SBC Savings Plan and Savings and Security Plan (Nos. 33-54309 and 333-24295), the Stock Savings Plan, Management Stock Savings Plan and Stock Based Savings Plan (Nos. 33-37451 and 33-54291), the SBC
Communications Inc. 1992 Stock Option Plan (No. 33-49855) and the SBC Communications Inc. 1995 Management Stock Option Plan (No. 33-61715), and in the Registration Statements (Forms S-3) pertaining to the SBC Communications Inc. Dividend Reinvestment Plan (No. 333-08979), and SBC Communications Capital Corporation and SBC Communications Inc. (Nos. 33-45490 and 33-56909), and in the related Prospectuses of our report dated February 14, 1997 (except Note 3, as to which the date is April 1, 1997), with respect to the supplemental consolidated financial statements included in this Current Report ( Form 8-K) for the year ended December 31, 1996.

                                          ERNST & YOUNG LLP

San Antonio, Texas
May 7,1997